INVESTMENT ADVISORY AGREEMENT

  THIS AGREEMENT is made as of this 1st day of February, 2006, between VANGUARD SPECIALIZED FUNDS, a Delaware statutory trust (the "Trust"), and M&G INVESTMENT MANAGEMENT LIMITED, a corporation organized under the laws of England and authorized and regulated by the Financial Services Authority of the United Kingdom (the "Advisor").

                               W I T N E S S E T H

  WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, the Trust offers a series of shares known as VANGUARD PRECIOUS METALS AND MINING FUND (the "Fund"); and

  WHEREAS, the Trust retains the Advisor to render investment advisory services to the Fund under an Investment Advisory Agreement, dated as of April 28, 1999, as amended as of December 11, 2000 (the "Prior Agreement");

  WHEREAS, the Trust desires to amend and restate such Investment Advisory Agreement in certain respects, and the Advisor is willing to render investment advisory services to the Fund in accordance with such amendments.

  NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

  1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "M&G Portfolio"). As of the date of this Agreement, the M&G Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Advisor, as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

  2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the M&G Portfolio; to continuously review, supervise, and administer an investment program for the M&G Portfolio; to determine in its discretion the securities, bullion, and coins to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

  3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the M&G Portfolio, and is directed to use its best efforts to obtain best execution for such transactions. In selecting brokers or dealers to execute trades for the M&G Portfolio, the Advisor will comply with all applicable statutes, rules, interpretations by the Securities and Exchange Commission or its staff, other applicable law, and the written policies and procedures established by the Fund's Board of Trustees and communicated to the Advisor in writing.

  4. COMPENSATION OF ADVISOR. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average month-end net assets of the M&G Portfolio and will be paid to the Advisor quarterly.

  5. REPORTS. The Fund and the Advisor agree to furnish to each other (so far as applicable) current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in senior management or ownership of the Advisor. The Fund shall furnish or otherwise make available to the Advisor such other information relating to the business affairs of the Fund as the Advisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

The Fund agrees to furnish to the Advisor all Fund prospectuses, statements of additional information, proxy statements and reports to shareholders which refer in any way to the Advisor or the M & G Portfolio. The Fund also agrees similarly to furnish to the Advisor any sales literature or other material prepared for distribution to shareholders of the Fund or the public in the event that they contain references to the Advisor or the M & G Portfolio that materially depart from language that appears in the Fund's prospectus or shareholder reports, or that has not been previously reviewed by the Advisor. In the event of termination of this Agreement, the Fund will, on written request of the Advisor, forthwith delete any reference to the Advisor from any Fund materials.

  6. COMPLIANCE. The Advisor agrees to comply with all Applicable Law and all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or other brokerage arrangements. "Applicable Law" means
(i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor.

  7. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

  8. LIABILITY OF ADVISOR. In the absence of (i) misfeasance and negligence, on the part of the Advisor in performance of its obligations and duties hereunder or (ii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Advisor and its officers, directors, employees and shareholders shall not be subject to any liability whatsoever to the Fund, or to the shareholders of the Fund, and the Fund shall indemnify such persons for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses which may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment on behalf of the Portfolio. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under such laws.

  9. LIMITATIONS ON CONSULTATIONS. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

  10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of one year thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

  Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

         If to the Fund, at:

         Vanguard Precious Metals and Mining Fund
         P.O. Box 2600
         Valley Forge, PA 19482
         Attention:  Joseph P. Brennan
         Telephone: 610-503-2042
         Facsimile:  610-503-5855

         If to the Advisor, at:

         M&G Investment Management Limited
         Laurence Pountney Hill
         London, EC4R OHH, England
         Attention: Stefanie Dann
         Telephone: 020 7548 3609
         Facsimile: 020 7548 3008

This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

  As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

  11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

  12. CONFIDENTIALITY. The Advisor and the Trust shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Trustees of the Trust, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees of the Trust, or Vanguard.

  13. PROXY POLICY. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Advisor with respect to the M&G Portfolio.

  14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

  IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.


M&G INVESTMENT MANAGEMENT LIMITED              VANGUARD SPECIALIZED FUNDS

/s/ Edward Rosengarten        03/28/2006       /s/John J. Brennan     04/04/2006
-------------------------     ----------       ---------------------  ----------
Signature                     Date             Signature              Date



Edward Rosengarten                             John J. Brennan
-------------------------                      ---------------------
Print Name                                     Print Name

                                                                           DRAFT


                     Vanguard Precious Metals & Mining Fund
                     Investment Advisory Agreement Addendum
                     --------------------------------------

                              Effective May 1, 2006

This Addendum amends Section 1.1 of Schedule A of the Investment Advisory Agreement dated February 1, 2006 between Vanguard Specialized Funds (the "Trust") and M&G Investment Management Limited ("M&G," or the "Advisor") for the management of Vanguard Precious Metals & Mining Fund (the "Fund"), a series of the Trust, as follows:

A. AMENDMENT

1.1. CALCULATION OF THE BASE FEE. The Base Fee for each fiscal quarter of the Fund is calculated by multiplying an Annual Percentage Rate (shown below) to the average daily net assets of the M&G Portfolio during such fiscal quarter, and dividing the result by four. The Fund's fiscal quarter ends are the months ending January, April, July, and October.


In the event of termination of this Agreement, the fee provided in this Section for the period beginning on the first day of the then-current fiscal quarter and ending on the last business day on which this Agreement is in effect (the "Short Quarter") shall be calculated by applying the foregoing annual percentage rates to the average daily net assets of the M&G Portfolio during the Short Quarter, dividing the result by four, and multiplying that figure by a ratio equal to the number of days in the Short Quarter divided by the total number of days in the full quarter.

B. MISCELLANEOUS

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first set forth herein.


M&G INVESTMENT MANAGEMENT LIMITED                       VANGUARD SPECIALIZED FUNDS

--------------------------------     --------------     -------------------------------     --------------
Signature                             Date              Signature                            Date


--------------------------------                        -------------------------------
Print Name                                              Print Name
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